                                                                    EXHIBIT 4.17


                        MASTER LEASE INTENDED AS SECURITY

                          Dated as of December 8, 1998


                                     between


                               WEATHERFORD ENTERRA
                           COMPRESSION COMPANY, L.P.,
                                    as Lessee


                                       and


                               ABN AMRO BANK N.V.,
                     as Administrative Agent for the Lessors

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I

         Delivery and Acceptance..................................................................................1
         Section 1.1  Transfer....................................................................................1
         Section 1.2  Acceptance Procedure........................................................................2

ARTICLE II

         Lease Term...............................................................................................2
         Section 2.1  Interim and Base Periods....................................................................2
         Section 2.2  Lease Commencement Date.....................................................................2
         Section 2.3  Lease Renewal...............................................................................2

ARTICLE III

         Rent; Other Economic Provisions..........................................................................2
         Section 3.1  Rent Payments...............................................................................2
         Section 3.2  Place and Manner of Payment.................................................................3
         Section 3.3  Net Lease...................................................................................3

ARTICLE IV

         Warranties...............................................................................................4
         Section 4.1  Warranty Disclaimer.........................................................................4
         Section 4.2  Quiet Enjoyment.............................................................................5

ARTICLE V

         Possession, Assignment, Use and
         Maintenance of Equipment.................................................................................5
         Section 5.1  Restriction on Lessee's Possession and Use..................................................5
         Section 5.2  Subleases...................................................................................5
         Section 5.3  Maintenance.................................................................................6
         Section 5.4  Repair, Replacement and Substitution........................................................7
         Section 5.5  Alterations, Modifications and Additions; Removable Parts...................................8
         Section 5.6  Inspection of Collateral....................................................................9

ARTICLE VI

         Risk of Loss; Replacement; Waiver and Indemnity..........................................................9
         Section 6.1  Casualty....................................................................................9
         Section 6.2  Casualty Proceeds..........................................................................10

ARTICLE VII

         Insurance...............................................................................................10
         Section 7.1  Required Coverages.........................................................................10
         Section 7.2  Delivery of Insurance Certificates.........................................................11

ARTICLE VIII

         Default.................................................................................................11
         Section 8.1  Events of Default..........................................................................11
         Section 8.2  Remedies...................................................................................14
         Section 8.3  Additional Remedies........................................................................15
         Section 8.4  Proceeds of Sale; Deficiency...............................................................15
         Section 8.5  Right to Perform Lessee's Agreements.......................................................16

ARTICLE IX

         Return of Equipment.....................................................................................16

ARTICLE X

         Early Termination.......................................................................................17

ARTICLE XI

         Lease Termination.......................................................................................17
         Section 11.1  Options...................................................................................17
         Section 11.2  Lessee Purchase Option....................................................................18
         Section 11.3  Sale Option...............................................................................18

ARTICLE XII

         Ownership, Grant of Security
         Interest to Lessor and Further Assurances...............................................................20
         Section 12.1  Grant of Security Interest................................................................20
         Section 12.2  Retention of Proceeds in the Case of Default..............................................21
         Section 12.3  AttorneyinFact............................................................................21

         Section 12.4  Release of Liens..........................................................................22

ARTICLE XIII

         Miscellaneous...........................................................................................22
         Section 13.1  No Waiver.................................................................................22
         Section 13.2  Survival of Covenants.....................................................................22
         Section 13.3  APPLICABLE LAW............................................................................22
         Section 13.4  Effect and Modification of Lease..........................................................22
         Section 13.5  Notices...................................................................................23
         Section 13.6  Counterparts..............................................................................23
         Section 13.7  Severability..............................................................................23
         Section 13.8  Successors and Assigns:  Benefit of Agreement.............................................23
         Section 13.9  Assignment by Administrative Agent........................................................23
         Section 13.10  Assignment by Lessee.....................................................................23
         Section 13.11  Jury Trial...............................................................................24
         Section 13.12  Section Headings; Table of Contents......................................................24
         Section 13.13  Final Agreement..........................................................................24
         Section 13.14  Timeliness of Performance................................................................24




SCHEDULE I                 EQUIPMENT LIST

EXHIBIT A                  FORM OF LEASE SUPPLEMENT

                        MASTER LEASE INTENDED AS SECURITY


         THIS MASTER LEASE INTENDED AS SECURITY (as amended, modified, restated or supplemented from time to time, this "Lease") dated as of December 8, 1998 is between WEATHERFORD ENTERRA COMPRESSION COMPANY, L.P., a Delaware limited partnership, as Lessee ("Lessee"), with its principal office at 5 Post Oak Park, Suite 1760, Houston, Texas 77027, and ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands, as administrative agent ("Administrative Agent") for the benefit of the Lessors.

         WHEREAS, pursuant to the terms and conditions set forth herein and in that certain Participation Agreement, dated as of December 8, 1998 (the "Participation Agreement"), by and among Lessee, Administrative Agent, Syndication Agent, Arranger, Chase Bank of Texas, National Association, as Documentation Agent and the Lessors named therein, the Participants have agreed that Administrative Agent, on behalf of the Lessors, will lease to Lessee and Lessee will lease from Administrative Agent, on behalf of the Lessors, certain personal property described in Schedule I hereto and replacements thereto;

         WHEREAS, capitalized terms used but not otherwise defined herein (including those used in the foregoing recitals) shall have the meanings specified in Schedule X to the Participation Agreement, unless the context otherwise requires;

         WHEREAS, Lessee shall enter into Lease Supplements with Administrative Agent, on behalf of the Lessors, covering certain of the Equipment identified on
Schedule I hereto;

         WHEREAS, each Lease Supplement executed by Administrative Agent, on behalf of the Lessors, and Lessee shall be incorporated herein by reference;

         WHEREAS, to secure Lessee's obligations under this Lease and the other Operative Agreements, Lessee will grant to Administrative Agent, on behalf of the Lessors, a security interest in the Collateral.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                             Delivery and Acceptance

         Section 1.1 Transfer, Acceptance and Lease of Equipment. On each Delivery Date, subject to the satisfaction or waiver of the conditions set forth in Article III of the Participation Agreement, (a) the seller of the Equipment to be delivered on such Delivery Date shall sell, assign, transfer and set over unto Administrative Agent, on behalf of the Lessors, the Equipment to be delivered on such Delivery Date and covered by the Delivery Date Notice delivered by Lessee with respect thereto and the Lease Supplement to be delivered with respect thereto pursuant to Article III of the Participation Agreement, (b) Administrative Agent hereby agrees to accept delivery on such Delivery Date of the Equipment to be so delivered pursuant to the terms of the Participation Agreement and simultaneously to lease such Equipment to Lessee under this Lease and the Lease Supplement, and (c) Lessee hereby agrees, expressly for the direct benefit of Administrative Agent and the Lessors, to lease from Administrative Agent hereunder, for the Lease Term, such Equipment to be delivered on such Delivery Date.

         Section 1.2 Acceptance Procedure. Administrative Agent hereby authorizes one or more employees or officers of Lessee, as the authorized representative or representatives of Administrative Agent, to accept delivery of the Equipment identified on the Delivery Date Notice executed by Lessee in connection with each Delivery Date. Lessee hereby agrees that such acceptance of delivery by such authorized representative or representatives on each Delivery Date shall, without further act, constitute the irrevocable acceptance by Lessee of the Equipment which is the subject of such Delivery Date Notice for all purposes of this Lease and the other Operative Agreements on the terms set forth therein and herein.


                                   ARTICLE II

                                   Lease Term

         Section 2.1 Interim and Base Periods. Unless earlier terminated, the term of this Lease shall consist of (a) the Interim Period, (b) the Base Period; and (c) any Renewal Terms, if any, (collectively, the "Lease Term").

         Section 2.2 Lease Commencement Date. The lease commencement date shall be the Initial Delivery Date (the "Lease Commencement Date").

         Section 2.3 Lease Renewal. Lessee may elect to renew this Lease on terms and conditions mutually acceptable to Lessee and Lessors and upon receipt of an Appraisal satisfactory to Lessors and upon the consent of all Lessors (each, a "Renewal Term").


                                   ARTICLE III

                         Rent; Other Economic Provisions

         Section 3.1 Rent Payments. Lessee shall pay to Administrative Agent, for the benefit of the Lessors, the amounts of Basic Rent or Renewal Rent, as applicable, determined in accordance with this Section 3.1. Scheduled installments of Basic Rent and Renewal Rent may be adjusted pursuant to Section 6.1. Except to the extent computations of interest are based upon application of the Alternate Base Rate, all computations of interest pursuant to the Operative Agreements shall be made on the basis of actual number of days elapsed in a 360-day year.

         (a) Basic Rent. On each Payment Date during the Base Period, Lessee shall pay to Administrative Agent, for the benefit of the Lessors, Basic Rent consisting of the amount of Variable Rent accrued on the Lease Balance during the Rent Period ended on such Payment Date.

         (b) Renewal Rent. On each Payment Date during any Renewal Term in effect, if any, Lessee shall pay to Administrative Agent, for the benefit of the Lessors, Renewal Rent under each Lease Supplement to which Lessee is a party, consisting of the amount of Fixed Rent, if any, and Variable Rent determined by Lessors based upon the results of the Appraisal required to be delivered under
Section 11.1(a) in connection with Lessee's exercise of its Renewal Option.

         (c) Selection of Rent Periods. During the Base Period or any Renewal Term, if any, Lessee shall notify Administrative Agent not less than three Business Days prior to the expiration of a Rent Period of its selection of one or more Rent Periods to follow such expiring Rent Period and the amount of the Lease Balance applicable to each such Rent Period so selected. Each such notification shall be irrevocable.

         Section 3.2 Place and Manner of Payment. Rent and all other sums due to Administrative Agent for the benefit of any Lessor hereunder shall be paid in immediately available funds to Administrative Agent, in accordance with the Administrative Agent's wire transfer instructions as it may from time to time specify to Lessee in a notice pursuant to this Lease. All such payments shall be received by Administrative Agent or such Lessor, as applicable, not later than 12:00 noon, Eastern time, on the date due; funds received after such time shall for all purposes under the Operative Agreements be deemed to have been received by Administrative Agent or such Lessor on the next succeeding Business Day. Any payments received by Administrative Agent not later than 12:00 noon Eastern time, shall be paid by Administrative Agent to the Lessors in immediately available funds no later than 1:00 p.m. Eastern time on the same day and any payments received by Administrative Agent from or on behalf of Lessee after 12:00 noon Eastern time, shall be paid to Lessors as soon after receipt as practicable, but not later than 1:00 p.m. Eastern time on the next succeeding Business Day. Lessee shall pay to Administrative Agent, for the benefit of the Lessors, or to a Lessor in the case of payments to a Lessor, on demand, interest at the rate per annum which is 2% above the Interest Rate in effect from time to time on any overdue amount of Rent, or any other payment due under this Lease and (to the extent permitted by applicable law) interest from the date due (not taking into account any grace period) until payment is made.

         Section 3.3 Net Lease. This Lease is a net lease and Lessee's obligation to pay all Rent, indemnities and other amounts payable hereunder shall be absolute and unconditional under any and all circumstances and, without limiting the generality of the foregoing, Lessee shall not be entitled to any abatement or reduction of Rent or any setoff against Rent, indemnity or other amount, whether arising by reason of any past, present or future claims of any nature by Lessee against Administrative

Agent, Documentation Agent, Syndication Agent, Arranger or any Lessor. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall the obligations of Lessee be otherwise affected: (a) by reason of any defect in, damage to, or loss of possession or use, obsolescence or destruction, of any or all of the Equipment, however caused; or (b) by the taking or requisitioning of any or all of the Equipment by condemnation or otherwise; or (c) by the invalidity or unenforceability or lack of due authorization by Administrative Agent, any Lessor or Lessee or other infirmity of this Lease; or (d) by lack of power or authority of Administrative Agent, Documentation Agent, Syndication Agent, Arranger or any Lessor to enter into this Lease or any other Operative Agreement; or (e) by the attachment of any Lien of any third party to any item of Equipment; or (f) by any prohibition or restriction of or interference with Lessee's use of any or all of the Equipment by any Person; or (g) by the insolvency of or the commencement by or against Administrative Agent, any Lessor or Lessee of any bankruptcy, reorganization or similar proceeding; or (h) by any other cause, whether similar or dissimilar to the foregoing. It is the intention of the parties that all Rent, indemnities and other amounts payable by Lessee hereunder shall be payable in all events in the manner and at the times herein provided unless Lessee's obligations in respect thereof have been terminated or modified pursuant to the express provisions of this Lease. To the extent permitted by applicable law, Lessee hereby waives any and all rights which it may now have or which may at any time be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease, in whole or in part, except strictly in accordance with the express terms hereof. Each rental, indemnity or other payment made by Lessee hereunder or under the other Operative Agreements, shall be final, and Lessee shall not seek to recover all or any part of such payment from Lessor for any reason whatsoever. Without affecting Lessee's obligation to pay Rent, or other amounts payable hereunder or under the other Operative Agreements, Lessee may seek damages for a breach by Administrative Agent or any Lessor of its obligations under this Lease or the Participation Agreement.


                                   ARTICLE IV

                                   Warranties

         Section 4.1 Warranty Disclaimer. LESSEE ACKNOWLEDGES AND AGREES THAT:
(a) EACH ITEM OF EQUIPMENT IS LEASED AS-IS AND WHERE-IS; (b) EACH ITEM OF EQUIPMENT LEASED BY IT IS OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY LESSEE; (c) LESSEE IS SATISFIED THAT THE SAME IS SUITABLE FOR ITS PURPOSES;
(d) LESSOR IS NOT A MANUFACTURER THEREOF OR A DEALER IN PROPERTY OF SUCH KIND; AND (e) LESSOR HAS NOT MADE NOR SHALL IT BE DEEMED TO HAVE MADE: (i) ANY REPRESENTATION OR WARRANTY OR COVENANT WITH RESPECT TO THE TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONDITION, QUALITY, DESCRIPTION, DURABILITY OR SUITABILITY OF ANY ITEM OF EQUIPMENT IN ANY RESPECT OR IN CONNECTION WITH OR FOR THE PURPOSES AND USES OF LESSEE; OR (ii) ANY OTHER REPRESENTATION OR

WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO ANY ITEM OF
EQUIPMENT.

         Section 4.2 Quiet Enjoyment. In the absence of an Event of Default that has occurred and is continuing, neither any Lessor nor the Administrative Agent nor any Person acting by, through or under any of such Persons, shall take any actions to interfere with Lessee's quiet enjoyment of the Equipment during the Lease Term.


                                    ARTICLE V

                         Possession, Assignment, Use and
                            Maintenance of Equipment

         Section 5.1 Restriction on Lessee's Possession and Use. Lessee shall not nor shall Lessee permit any Sublessee to: (a) use, operate, maintain or store any item of Equipment or any portion thereof in violation of any applicable insurance policy or law or regulation of any Authority; (b) except as permitted by Section 6.1, abandon any item of Equipment; (c) except as permitted by Section 5.2, sublease or assign, without the prior written consent of Administrative Agent, any item of Equipment or permit the operation thereof by anyone other than Lessee; (d) except as set forth in Section 5.2, sell, assign or transfer any of its rights hereunder or in any item of Equipment, or directly or indirectly create, incur or suffer to exist any Lien, on any of its rights hereunder or in any item of Equipment, except for Permitted Liens; and (e) use, operate, sublease, maintain or store any item of Equipment or any portion thereof outside of the United States. Lessee will defend the transfer of the Equipment by the seller thereof to Administrative Agent, for the benefit of the Lessors or Administrative Agent against the claims or demands of all Persons (other than Lessor Liens).

         Section 5.2 Subleases. So long as no Event of Default shall have occurred and be continuing, Lessee may sublease one or more items of Equipment to any other Person; provided that such items of Equipment (whether one or more) are maintained in the United States or its territorial waters; and provided further that any Sublease entered into pursuant to this Section 5.2 shall satisfy each of the following conditions:

         (a) such Sublease shall be expressly subordinate and subject to this Lease and the Liens created hereunder;

         (b) such Sublease shall be in writing and shall expressly prohibit any further assignment, sublease or transfer of any rights or interests in the Equipment;

         (c) such Sublease shall not contain a purchase option in favor of the Sublessee or any other provision pursuant to which the Sublessee may obtain record or beneficial title to the Equipment leased thereunder from Lessee of such Equipment;

         (d) such Sublease shall prohibit the Sublessee from making any alterations or modifications to the Equipment that would violate this Lease;

         (e) such Sublease shall not adversely affect the Lessors' interests and rights in the Lease or the Equipment;

         (f) such Sublease shall require the Sublessee to maintain the Equipment in accordance with Section 5.3 and to engage in activities with the Equipment in a manner consistent with the Equipment's intended purpose and in accordance with the Equipment's specifications;

         (g) on or before execution and delivery of such Sublease, Lessee shall execute and deliver to Administrative Agent a security agreement, in a form approved by Administrative Agent, whereby Lessee grants to Administrative Agent, for the benefit of the Lessors, a security interest in all of Lessee's rights, title and interest in, to and under such Sublease, as Collateral for Lessee's obligations under the Operative Agreements. Upon the occurrence and during the continuance of an Event of Default, Lessee shall deliver to Administrative Agent an executed original counterpart of each Sublease upon the execution and delivery thereof, marked as the sole original execution counterpart for Uniform Commercial Code purposes, and Lessee shall, at its own cost and expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Administrative Agent may reasonably request in order to create, perfect, preserve and protect Administrative Agent's and Lessor's security interest in such Sublease. Any payments received by Administrative Agent from any Sublessee pursuant to this Section shall be credited to those amounts owing by Lessee under the Lease;

         (h) Lessee shall not, without Administrative Agent's prior written consent, permit or consent to any renewal or extension of a Sublease at any time when an Event of Default has occurred and is continuing; and

         (i) Upon request by Administrative Agent at the direction of Required Lessors, Lessee shall provide Administrative Agent with (i) a list of each Sublease entered into by Lessee, which list shall include a description of the Equipment to be leased thereunder, and (ii) if an Event of Default has occurred and is continuing, copies of each Sublease.

The liability of Lessee with respect to this Lease, the Lease Supplements and each of the other Operative Agreements shall not be altered or affected in any way by the existence of any Sublease.

         Section 5.3 Maintenance. At all times during the term of this Lease, Lessee shall at its expense or shall cause each Sublessee to: (a) maintain, manage and monitor the Equipment in compliance in all material respects with all applicable requirements of law, and any Authority and in compliance with all insurance policies; (b) maintain each item of Equipment (or cause such Equipment to be maintained) in as good operating order, repair and condition in accordance with customary industry practices with respect to comparable equipment and consistent with Lessee's maintenance practices with respect to comparable equipment not covered by this Lease, ordinary wear and tear excepted; (c) maintain, manage and monitor the Equipment in accordance with the terms of all applicable contracts (including, without limitation, service contracts and insurance contracts) in a manner consistent with Lessee's customary practices; and (d) conduct all scheduled maintenance of the Equipment in conformity with Lessee's maintenance procedures then in effect for similar equipment owned or leased by Lessee, and applicable warranty guidelines. Lessee shall in any event maintain the Equipment (or cause the Equipment to be maintained) in at least as good a condition as comparable equipment owned or leased by Lessee or any of its Affiliates. Lessee will maintain or cause to be maintained, and shall permit Administrative Agent and Lessors to inspect, any records, logs and other materials required by any Authority having jurisdiction to be maintained or filed in respect of any item of Equipment.

         Section 5.4  Repair, Replacement and Substitution.

         (a) As soon as practicable after a Partial Casualty to any item of Equipment, Lessee shall repair and rebuild the affected portions of such Equipment (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 5.3. In the event that any Part which may from time to time be incorporated or installed in or attached to any item of Equipment becomes at any time worn out, damaged or permanently rendered unfit for use for any reason whatsoever (unless such event constitutes a Casualty, in which event the provisions of Section 6.1 hereof shall apply), Lessee, at no charge to Administrative Agent or any Lessor, will promptly replace, or cause to be replaced, such Part with a replacement Part (a "Replacement Part") in accordance with Lessee's customary practices, but in any event subject to Section 5.3. In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Part, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, that Lessee will, at its own cost and expense, replace such Part with a Replacement Part as promptly as is commercially reasonable. All Replacement Parts shall be free and clear of all Liens (other than Permitted Liens) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts and the applicable item of Equipment were in the condition and repair required to be maintained by the terms of Section 5.3. Any Part at any time removed from any item of Equipment shall remain the property of Administrative Agent, for the benefit of the Lessors (subject to this Lease), no matter where located, until such time as such Part shall be replaced by a Part which has been incorporated or installed in or attached to such Equipment and which meets the requirements for a Replacement Part specified above. Immediately upon any Replacement Part becoming incorporated or installed in or attached to any such Equipment as above provided, without further act: (i) title to the replaced Part (the "Replaced Part") shall thereupon vest in Lessee, free and clear of all rights of Administrative Agent, for the benefit of the Lessors, and shall no longer be deemed a Part hereunder; (ii) such Replacement Part shall thereupon vest in Lessors, as provided in Section 12.1 (in the same manner as the underlying applicable item of Equipment); and (iii) such Replacement Part shall become subject to this Lease, the security interest created hereunder, and the applicable Lease Supplement, and shall be deemed part of such Equipment for all purposes hereof to the same extent as the Parts incorporated or installed in or attached to such Equipment on the date such Equipment became subject to this Lease.

         (b) Upon the satisfaction of the conditions specified in Section 5.4(a), and the Replacement Part becoming subject to this Lease and the security interest created hereunder, Administrative Agent, on behalf of the Lessors, shall execute and deliver to Lessee such documents as may be reasonably necessary to release the Replaced Part from the terms and scope of this Lease (but without representations or warranties, except that the Replaced Part is free and clear of all Lessor Liens), in such form as may be reasonably requested by Lessee and are in form and substance satisfactory to the Required Lessors, all at the expense of Lessee.

         (c) Provided no Event of Default has occurred or is continuing and if this Lease shall not have previously terminated, Lessee shall have the option, as hereinafter provided, to substitute equipment of "like kind" and of at least equal value and utility ("Substituted Equipment"), for Equipment subject to this Lease, provided, that (i) the aggregate Purchase Price of Equipment so substituted over the Lease Term shall not exceed fifteen percent (15%) of the aggregate Purchase Price of all of the Equipment originally subject to this Lease without the consent of Administrative Agent and (ii) a new Appraisal for the Equipment satisfactory to Required Lessors shall be delivered to the Administrative Agent. On the date of any such substitution, Lessee shall deliver to Lessor a Lease Supplement identifying such Substituted Equipment and transfer to Lessor all right, title and interest in and to the Substituted Equipment. Such Substituted Equipment shall become subject to this Lease and the security interest created hereunder and Lessee shall execute and deliver such financing statements and other documents as may be reasonably requested by Lessor to reflect such security interest. Upon the substitution of Equipment as provided herein, Lessor shall transfer to Lessee at Lessee's expense all of Lessor's right, title and interest in and to the original Equipment subject to the substitution without any representation or warranty.

         Section 5.5  Alterations, Modifications and Additions; Removable Parts.

         (a) Except as provided in Sections 5.3 and 5.4, Lessee shall not remove, replace or alter any item of Equipment or affix or place any accessory, equipment or device on any item of Equipment (such actions shall be hereafter referred to collectively as "Alter") if such removal, replacement, alteration or addition would materially impair the originally intended function or use or materially reduce the value or useful life of such Equipment; provided, that Lessee, at its own expense, will make, or cause to be made, any alteration, improvement, modification or addition to or in respect of any item of Equipment that may be necessary, from time to time, to comply in all material respects with any applicable Law or to comply with any provision of any insurance policy required to be maintained under Section 7.1 (any Parts being used to comply with this provision shall be hereafter referred to as "Mandatory Parts"). All Parts affixed to or installed as a part of any item of Equipment, excluding temporary replacements, shall thereupon become subject to the security interest under this Lease. If no Event of Default has occurred and is continuing, Lessee may remove, at its expense, any Part at any time during the term of this Lease (such Part, a "Removable Part") without any requirement to replace such Removable Part: (i) which is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to any item of Equipment on the date such item became subject to this Lease or any Part in replacement of or substitution for any such Part originally incorporated or installed or attached to such Equipment;

(ii) which is not a Mandatory Part; and (iii) which can be removed from any item of Equipment without causing damage to such Equipment or diminishing or impairing the value, utility or condition which such Equipment would have had at such time had such addition not occurred; provided, that: (x) such removal will not materially impair the value, use or useful life which such Equipment would have had at such time had such Part not been affixed or placed to or on such Equipment and (y) such Part is not necessary for the continued normal use of such Equipment. Lessee shall repair all damage to any item of Equipment resulting from any alteration so that such Equipment shall continue to be fit for its intended purpose (ordinary wear and tear excepted). Neither Administrative Agent nor any Lessor shall have any obligation to pay for or to reimburse Lessee for any alteration required or permitted by this Section 5.5.

         (b) As provided in Section 4.1 of the Participation Agreement and
Section 12.1 of this Lease, all Parts incorporated or installed in or attached or added to any item of Equipment as the result of alterations, modifications or additions under this Section 5.5, except Removable Parts, shall, without further act, vest in Administrative Agent, for the benefit of the Lessors, to secure Lessee's performance of its obligations under the Operative Agreements, in the manner provided in clause (ii) of Section 5.4(a) and the other applicable provisions of Section 5.4 shall apply with respect to such Parts. Upon the removal by Lessee of any Removable Part as provided herein, such Removable Part shall no longer be deemed part of the Equipment from which it was removed. Any Removable Part not removed by Lessee as provided herein prior to the end of the Lease Term shall become the property of Lessor at such time.

         Section 5.6 Inspection of Collateral. Administrative Agent, the Lessors and each of their agents and representatives shall have the right during regular business hours, upon reasonable notice, to inspect any Collateral, including without limitation any documentation related to the Collateral.


                                   ARTICLE VI

                 Risk of Loss; Replacement; Waiver and Indemnity

         Section 6.1 Casualty. Upon a Casualty, Lessee shall give prompt written notice thereof (a "Casualty Notice") to Administrative Agent, which notice shall specify whether Lessee will:

         (a) repay a portion of the Lease Balance equal to the Casualty Amount together with all Variable Rent accrued on such portion of the Lease Balance to the date of payment, which repayment shall be made no later than the next scheduled Payment Date occurring after such Casualty or, if such Casualty occurs during the last 5 Business Days of a Rent Period, then no later than the second Payment Date occurring after such Casualty, provided that in any event such repayment shall be made no later than the last day of the Lease Term (the "Casualty Settlement Date"); or

         (b) replace the Equipment with respect to which the Casualty has occurred pursuant to the provisions of Section 5.4 (treating such Equipment, for these purposes, in the same manner as a Part), provided that upon the occurrence and during the continuance of an Event of Default or an Incipient Default, Lessee shall be obligated, at the option of the Required Lessors, to make the payments referred to in clause (a) above and shall not be entitled to exercise any right or election of replacement as set forth in this clause (b).

         If Lessee has elected, or is required, to pay the Casualty Amount pursuant to clause (a) above, Lessee shall continue to make all payments of Rent due under the Lease Supplement until and including the Casualty Settlement Date. Upon payment of the Casualty Amount in respect of any item of Equipment suffering a Casualty on such Casualty Settlement Date, the remaining scheduled payments of Fixed Rent, if any, shall each be reduced by an amount equal to the product of the scheduled amount of such Fixed Rent prior to the receipt of such payment by Administrative Agent multiplied by the Allocation Fraction under the Lease Supplement of the Equipment suffering such Casualty.

         Section 6.2 Casualty Proceeds. All proceeds of any casualty insurance or condemnation proceeds ("Casualty Proceeds") paid or payable to Lessee or any Affiliate of Lessee by reason of a Casualty or Partial Casualty to any item of Equipment shall be deposited into a deposit account established by Administrative Agent, for the benefit of the Lessors (the "Deposit Account"), for purposes of funding Lessee's compliance with the applicable provisions of
Section 5.4 or 6.1 with respect to such Casualty or Partial Casualty. The balance in the Deposit Account shall be invested in overnight cash equivalent investments. Any Casualty Proceeds paid to Administrative Agent with respect to any item of Equipment suffering a Casualty or a Partial Casualty shall also be deposited in the Deposit Account. Any moneys in the Deposit Account and all proceeds thereof attributable to a Casualty or Partial Casualty shall be remitted promptly to Lessee upon Lessee's written certification to Lessor that the proceeds of the Deposit Account have been, or are to be, used to comply with
Section 6.1 or Section 5.4, as applicable. Notwithstanding the foregoing provisions of this Section 6.2, and provided that no Incipient Default consisting of an event described in Section 8.1 (a) or (g) and no Event of Default has occurred and is continuing, if the aggregate amount of Casualty Proceeds at any one time outstanding is $1,000,000 or less, then Lessee shall receive such Casualty Proceeds directly, without delivery to Administrative Agent; provided, that such Casualty Proceeds are applied in accordance with the requirements of Section 6.1 or Section 5.4, as applicable. Notwithstanding any Casualty, all of Lessee's obligations under this Lease and the Lease Supplement (including its obligation to make all payments of Rent as they become due) shall continue unabated and in full force and effect as provided in this Lease. Without limiting the foregoing, Lessee's obligations under Section 5.4 shall not be affected by the amount of any Casualty Proceeds received by Lessee.

                                   ARTICLE VII

                                    Insurance

         Section 7.1 Required Coverages. At its own expense, Lessee will maintain or cause to be maintained, with financially responsible companies selected by Lessee and having an A.M. Best rating of "A" or better or otherwise acceptable to the Required Lessors, insurance with respect to its property and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary for Guarantor as to similar equipment owned, located or operated by it, but in the case of property damage, in no event less than the Lease Balance. Such insurance shall (i) name Administrative Agent and Lessors as additional insured parties or, in the case of property insurance, loss payees thereunder as specified above (without any representation or warranty by, or obligation upon, Administrative Agent or any Lessor) as their respective interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to Administrative Agent and Lessors notwithstanding any action, inaction or breach of representation or warranty by Lessee or any other Person having an interest in any item of Equipment (including, without limitation, Administrative Agent or any Lessor), (iii) provide that there shall be no recourse against Administrative Agent or any Lessor for payment of premiums or other amounts with respect thereto, (iv) provide that insurer shall give Administrative Agent and each Lessor at least 30 days' prior written notice of cancellation, lapse or reduction of limits, (v) be primary with respect to any other insurance carried by or available to Administrative Agent and the Lessors, (vi) provide that the insurer shall waive any right of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against Administrative Agent or any Lessor, and (vii) contain a cross-liability clause providing for coverage of Administrative Agent and each Lessor as if separate policies had been issued to each of them, provided, however, that such provision shall not increase the total limits of liability over those specified herein. Lessee will notify Administrative Agent and Lessors promptly of any policy cancellation, reduction in policy limits, modification or amendment.

         Section 7.2 Delivery of Insurance Certificates. On or before the Initial Delivery Date, Lessee shall deliver to Administrative Agent certificates of insurance satisfactory to Administrative Agent and Lessors evidencing the existence of all insurance required to be maintained hereunder and setting forth the respective coverages, limits of liability, carrier, policy number and period of coverage. Thereafter, throughout the Lease Term, at the time each of Lessee's insurance policies is renewed (but in no event less frequently than once each year), Lessee shall deliver to Administrative Agent, for the benefit of Lessors, certificates of insurance evidencing that all insurance required by Section 7.1 to be maintained by Lessee with respect to the Equipment is in effect within ten
(10) days after renewal.

                                  ARTICLE VIII

                                     Default

         Section 8.1 Events of Default. The following shall constitute events of default (each an "Event of Default") hereunder and under each Lease Supplement then in effect (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Authority):

         (a) (i) any payment of Rent, or any other payment payable by Lessee hereunder or by Lessee under any other Operative Agreement (including without limitation, any amount payable pursuant to Article VII or VIII of the Participation Agreement) other than a payment due on the Termination Date shall not be paid when due, and such payment shall be overdue for a period of five Business Days or (ii) any payment due on the Termination Date shall not be paid when due;

         (b) any representation or warranty made by or on behalf of Lessee contained in any Operative Agreement or in any certificate, letter or other writing or instrument furnished or delivered to Agents or Lessors pursuant thereto shall at any time prove to have been incorrect in any material respect when made, deemed made or reaffirmed, as the case may be;

         (c) Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under
Section 7.1, Article IX, X or XI or Section 13.10 of this Lease or under Section 6.1(a) or (f) of the Participation Agreement (except to the extent that Section
13.10 incorporates Section 5.2, in which case clause (e) of this Section 8.1 shall apply);

         (d) Lessee shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under
Section 6.2 of the Participation Agreement and such default shall not have been remedied within 10 Business Days after notice thereof shall have been given to Lessee by Administrative Agent;

         (e) Lessee shall default in the performance or observance of any other term, covenant, condition or agreement on its part to be performed or observed hereunder or under any other Operative Agreement (and not constituting an Event of Default under any other clause of this Section 8.1), and such default shall continue unremedied for a period of 30 days after the earlier to occur of (i) written notice thereof by either Agent or any Lessor to Lessee or (ii) Lessee has Actual Knowledge thereof;

         (f)(i) Lessee shall generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any case or proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against it in any bankruptcy, insolvency or similar case or proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, agent, custodian or liquidator for itself or a substantial portion of its property, assets or business; or (ii) corporate action shall be taken by Lessee for the purpose of effectuating any of the foregoing;

         (g) involuntary proceedings or an involuntary petition shall be commenced or filed against Lessee under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of Lessee or the appointment of a receiver, agent, custodian or liquidator for Lessee or of a substantial part of the property, assets or business of Lessee, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of Lessee, and such proceedings or petition shall not be dismissed or stayed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within 60 days after commencement, filing or levy, as the case may be;

         (h) any Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) which (individually or collectively) exceeds $25,000,000, whether or not waived, or a waiver of the minimum funding standard or extension of any amortization period is sought or granted under Section 412 of the Code with respect to a Plan; any proceeding shall have occurred or is reasonably likely to occur by the PBGC under Section 4069(a) of ERISA to impose liability on Lessee, any consolidated Subsidiary or an ERISA Affiliate which (individually or collectively) exceeds $25,000,000; any required contribution to a Plan or Multiemployer Plan in excess of $25,000,000 shall not have been made within 15 days of the date such contribution is due; or Lessee, any consolidated Subsidiary or any ERISA Affiliate has incurred or is reasonably likely to incur a liability to or on account of a Plan or Multiemployer Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA, and there shall result (individually or collectively) from any such event or events a material risk of either (i) the imposition of a Lien(s) upon, or the granting of a security interest(s) in, the assets of Lessee, any consolidated Subsidiary and/or an ERISA Affiliate securing an amount(s) equal to or exceeding $25,000,000, or (ii) the Lessee, any consolidated Subsidiary and/or an ERISA Affiliate incurring a liability(ies) or obligation(s) with respect thereto equal to or exceeding $25,000,000;

         (i) any Operative Agreement or the security interest granted under this Lease shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee or any Affiliate; or Lessee or any Affiliate, directly or indirectly, shall contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or the security interest securing Lessee's obligations under the Operative Agreements shall, in whole or in part, cease to be a perfected first priority security interest;

         (j) Lessee or any of its Subsidiaries (i) fails to make (whether as primary obligor or as guarantor or other surety) any principal payment of or interest or premium, if any, on any Indebtedness (other than the obligations under this Lease) beyond any period of grace provided with respect thereto (not to exceed 30 days), provided that the aggregate amount of all Indebtedness as to which such a payment default shall occur and be continuing is equal to or exceeds $25,000,000, or (ii) fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have caused or shall have the ability to cause the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $25,000,000;

         (k) a judgment or order shall be entered against Lessee or any of its Subsidiaries, which with other outstanding judgments and orders entered against Lessee and its Subsidiaries equals or exceeds $25,000,000 in the aggregate (to the extent not covered by insurance as to which the respective insurer has acknowledged coverage), and (i) within 60 days after entry thereof such judgment shall not have been discharged or execution thereof stayed pending appeal or, within 60 days after the expiration of any such stay, such judgment shall not have been discharged, or (ii) any enforcement proceeding shall have been commenced (and not stayed) by any creditor upon such judgment;

         (l) a Guaranty Default shall have occurred and be continuing; or

         (m) any of the Equipment having a value in the aggregate in excess of $1,000,000 shall have been abandoned for a period of at least 30 consecutive days.

         Section 8.2 Remedies. If any Event of Default has occurred and is continuing, Administrative Agent may (at the direction of the Required Lessors pursuant to Section 9.3 of the Participation Agreement) exercise in any order one or more or all of the remedies set forth in this Section 8.2 (it being understood that no remedy herein conferred is intended to be exclusive of any other remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given herein or now or hereafter existing at law or in equity or by statute):

         (a) Administrative Agent may proceed by appropriate court action or actions, either at law or in equity, to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof;

         (b) Administrative Agent may by notice in writing to Lessee terminate this Lease, but Lessee shall remain liable as hereinafter provided; and Administrative Agent may, at its option, do any one or more of the following:
(i) declare the Lease Balance, all accrued Variable Rent and all other amounts then payable by Lessee under this Lease and the other Operative Agreements to be immediately due and payable, and recover any other damages and expenses (including the costs and expenses described in Article VII and Section 11.5 of the Participation Agreement) in addition thereto which Administrative Agent or any Lessor shall have sustained by reason of such Event of Default; (ii) enforce the security interest given hereunder pursuant to the Uniform Commercial Code or any other law; (iii) enter upon the premises where any item of Equipment may be and either remove such Equipment, with any damage to the improvements on such premises to be borne by Lessee (except to the extent such damage is due to the willful misconduct or gross negligence of Administrative Agent or its representatives), or take possession of such Equipment; and (iv) require Lessee to return the Equipment as provided in Article IX; or

         (c) Administrative Agent may require Lessee immediately to purchase the Equipment for an aggregate purchase price equal to the Lease Balance as of the most recent Payment Date. Lessee shall also pay to Administrative Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements.

         Notwithstanding the foregoing, so long as any Event of Default described in subsections (a) through (e) and (h) through (m) of Section 8.1 shall have occurred and be continuing, and upon notice by the Administrative Agent to Lessee that the Administrative Agent seeks to pursue any of the remedies described in Section 8.2, Lessee may, within one (1) Business Day from the receipt of such notice, elect to purchase all of the Equipment for an amount equal to the Lease Balance as of the most recent Payment Date. Lessee shall also pay to Administrative Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. The purchase of the Equipment by Lessee pursuant to the preceding two sentences shall be in immediately available funds within three (3) Business Days from the date of Lessee's election to purchase the Equipment.

         Notwithstanding the foregoing, upon the occurrence of any Event of Default described in subsection (f) or (g) of Section 8.1, Lessee shall automatically and immediately be required to purchase all of the Equipment for an amount equal to the Lease Balance as of the most recent Payment Date. Lessee shall also pay to Administrative Agent (i) all accrued unpaid Rent payable on or prior to such Payment Date; (ii) the pro rata Variable Rent from the most recent Payment Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements.

         Except for notices expressly otherwise provided for in the Operative Agreements, Lessee hereby waives presentment, demand, protest and notice of any kind including, without limitation, notices of default, notice of acceleration and notice of intent to accelerate.

         Section 8.3 Additional Remedies. In addition to the remedies set forth in Section 8.2, if any Event of Default shall occur and be continuing, the Administrative Agent may (at the direction of the Required Lessors pursuant to Section 9.3 of the Participation Agreement), but is not required to, sell the Collateral in one or more sales. Administrative Agent, on behalf of Lessors, may purchase all or any part of the Collateral at such sale. Lessee acknowledges that sales for cash or on credit to a wholesaler, retailer or user of such Collateral, at a public or private auction, are all commercially reasonable. Any notice required by law of intended disposition by Administrative Agent shall be deemed reasonable and properly given if given at least 10 days before such disposition.

         Section 8.4 Proceeds of Sale; Deficiency. All payments received and amounts held or realized by Administrative Agent at any time when an Event of Default shall have occurred and be continuing and after, pursuant to Section 8.2, the Lease Balance shall have been accelerated or Lessee is required to purchase the Equipment, as well as all payments or amounts then held or thereafter received by Administrative Agent shall be distributed forthwith upon receipt by the Administrative Agent in the following order of priority:

                  first: (i) so much of such payments or amounts as shall be required to reimburse first the Administrative Agent and then any Lessor for any tax (other than any income tax payable on interest not required to be indemnified by Lessee under Article VIII of the Participation Agreement and on fees and other compensation of the Administrative Agent), expense or other amount owed to Administrative Agent or any Lessor in connection with the collection or distribution of such payments or amounts to the extent not previously reimbursed by Lessee (including, without limitation, the expenses of any sale, taking or other proceeding, expenses in connection with realizing on any of the Collateral, reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), court costs and any other reasonable expenditures incurred or reasonable expenditures or advances made by Administrative Agent or any Lessor in the protection, exercise or enforcement of any right, power or remedy upon such Event of Default whether pursuant to Section 8.2 or otherwise) shall be so applied by Administrative Agent first to itself and then to such Lessors; and (ii) so much of such payments or amounts as shall be required to pay the reasonable fees and compensation of Administrative Agent in connection with acting as Administrative Agent not previously paid by Lessee, shall be distributed to Administrative Agent;

                  second: so much of such payments or amounts except those specified in clause third below, which under the terms of this Lease and the other Operative Agreements have accrued, including, without limitation, such amounts as shall be required to reimburse the then existing or prior Lessors for payments made by them to Administrative Agent pursuant to Section 9.4 of the Participation Agreement (to the extent not previously reimbursed);

                  third: so much of such payments or amounts remaining as shall be required to pay in full, in the following order of application, (a) all accrued unpaid Variable Rent (including, to the extent permitted by applicable law, interest on interest) and (b) the aggregate unpaid Lease Balance, and in case the aggregate amount so to be distributed shall be insufficient to pay any of the foregoing in full all as aforesaid then, ratably to the Lessors in accordance with their respective Commitment Percentages; and
                  fourth: so much of such payments or amounts as shall remain shall be distributed to Lessee.

         Section 8.5 Right to Perform Lessee's Agreements. If Lessee fails to perform any of its agreements contained herein or in any other Operative Agreement within the time period specified therefor, so long as no Event of Default has occurred and is continuing, Administrative Agent, upon written instructions from Required Lessors and receipt by Administrative Agent (and one or more Lessors) of indemnification satisfactory to it, and, upon 3 Business Days' prior notice to Lessee, may perform such agreement and the fees and expenses incurred by Administrative Agent (or one or more Lessors) in connection with such performance together with interest thereon shall be payable by Lessee upon demand. Interest on fees and expenses so incurred by Administrative Agent (or one or more Lessors) shall accrue at the rate provided in Section 3.2 for overdue payments.


                                   ARTICLE IX

                               Return of Equipment

         If Administrative Agent has terminated this Lease pursuant to Section 8.2, and Lessee has not elected to purchase the Equipment pursuant to Section
8.2 or Articles X or XI, Lessee shall (a) maintain (or cause to be maintained) the Equipment in the condition required by Section 5.3, store the Equipment for up to one year following such termination without cost to Administrative Agent or any Lessor and keep all of the Equipment insured in accordance with Article VII, and (b) upon such termination forthwith package and deliver without cost to the Administrative Agent or any Lessor exclusive possession of such Equipment to Administrative Agent, for the benefit of the Lessors, at a location in the continental United States (excluding Alaska) designated by Administrative Agent, together with a copy of an inventory list of the Equipment then subject to the Lease, all then current plans, specifications and operating, maintenance and repair manuals relating to the Equipment that have been received or prepared by Lessee, appropriately protected and in the condition required by Section 5.3 (and in any event in condition to be placed in immediate service), to Administrative Agent. This Article IX shall survive termination of this Lease.


                                    ARTICLE X

                                Early Termination

         On any scheduled Payment Date after the Lease Commencement Date Lessee may, at its option, upon at least 30 days' advance written notice from Lessee to Administrative Agent and the Lessors, purchase all, but not less than all, of the Equipment subject to all Lease Supplements then in effect for a purchase price payable in immediately available funds in an amount equal to the Lease Balance as of such Payment Date. Lessee shall also pay to Administrative Agent
(i) all accrued unpaid Rent payable on or prior to such Payment Date and (ii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. Upon the payment in full of such sums by wire transfer of immediately available funds by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder shall cease, the term of this Lease shall end on the date of such payment and Administrative Agent, on behalf of Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release the Equipment from the terms and scope of this Lease (without representations or warranties, except that the Equipment is free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.


                                   ARTICLE XI

                                Lease Termination

         Section 11.1 Options. Not later than 180 days prior to the last day of the Base Period or any Renewal Term, if any, Lessee shall, by delivery of written notice to Administrative Agent, exercise one of the following options:

         (a) elect to renew this Lease with respect to all, but not less than all, of the Equipment then subject hereto (the "Renewal Option") with respect to the Base Period or Renewal Term then in effect, with each such Renewal Term commencing on the last day of the Base Period or Renewal Term then in effect, with such renewal to be effective only if agreed to by Lessors, for such period of time and upon such terms and conditions as are mutually acceptable to Lessee and Lessors, provided, that (i) such option shall be exercised only with respect to the Base Period or Renewal Term then in effect and (ii) in connection with the exercise of the Renewal Option Lessee shall provide Lessors with an Appraisal of all of the Equipment subject to this Lease together with its notice of exercise, which Appraisal shall set forth the Appraisal Values of the Equipment as of the commencement of each Renewal Term and as of the end of each Renewal Term and shall be satisfactory to all Lessors; or

         (b) purchase in immediately available funds in an amount equal to the Lease Balance all, but not less than all, of the Equipment then subject to this Lease on the last day of the Base Term or any Renewal Term, on the terms and conditions set forth in Section 11.2. (the "Lessee Purchase Option"); provided, that such option shall be exercised only with respect to all Equipment then subject to this Lease; or

         (c) sell on behalf of the Lessors to a purchaser or purchasers not in any way affiliated with Lessee all, but not less than all, of the Equipment then subject to this Lease on the last day of the Base Period or any Renewal Term then in effect with respect to which such option is exercised, on the terms and conditions set forth in Section 11.3 (the "Sale Option"); provided, that such option shall be exercised only with respect to all Equipment then subject to this Lease.

Lessee's election of the Lessee Purchase Option will be irrevocable at the time made, but if Lessee fails to make a timely election, Lessee will be deemed to have irrevocably elected the Lessee Purchase Option. In addition, the Sale Option shall automatically be revoked if there exists an Incipient Default or Event of Default at anytime after the Sale Option is properly elected and Administrative Agent shall be entitled to exercise all rights and remedies provided in Article VIII. Lessee may not elect the Sale Option if there exists on the date the election is made an Event of Default that is continuing or an Incipient Default.

         Section 11.2 Lessee Purchase Option. If Lessee elects the Lessee Purchase Option, then on the Termination Date Lessee shall purchase all (but not less than all) of the Equipment for an amount equal to the Lease Balance. Lessee shall also pay to Administrative Agent all accrued unpaid Rent and all other amounts, if any then due and owing hereunder. Upon the payment in full of such sums by wire transfer of immediately available funds by Lessee in accordance with the provisions of the preceding sentence, the obligation of Lessee to pay Rent hereunder with respect to such Equipment shall cease, the term of this Lease with respect to such Equipment shall end on the date of such payment and Administrative Agent, on behalf of Lessors, shall execute and deliver to Lessee such documents as may be reasonably required to release such Equipment from the terms and scope of this Lease (without representations or warranties, except that such Equipment is free and clear of Lessor Liens), in such form as may be reasonably requested by Lessee, all at Lessee's sole cost and expense.

         Section 11.3 Sale Option. If Lessee elects the Sale Option, then during the period prior to the Termination Date Lessee, as agent for Administrative Agent and Lessors and at no expense to Administrative Agent and Lessors, shall use its commercial best efforts to obtain bids for the purchase of all of the Equipment in immediately available funds on such Termination Date from prospective purchasers which are unaffiliated with Lessee and are financially capable of purchasing the Equipment ("Qualified Purchasers"). Administrative Agent may also, if it so desires, seek to obtain such bids. All bids received by Lessee or Administrative Agent, within five Business Days after receipt thereof, shall be certified to the other in writing setting forth the name and address of the party submitting each such bid and the amount and terms thereof.

         If any bid is received from a Qualified Purchaser for an amount in excess of the Lessor Risk Amount or if the Required Lessors agree in their sole and absolute discretion to accept a bid for less than such Lessor Risk Amount, then on such Termination Date (i) the Equipment shall be sold on an "as-is," "where-is" basis (without recourse to or representation or warranty from Administrative Agent and Lessors, except that the Equipment is free and clear of Lessor Liens), to the bidder, which is a Qualified Purchaser, selected by Lessee after consultation with Administrative Agent (the "Purchaser"), provided, however, that the Required Lessors may not reject the highest bidder if the next highest bid is not at least equal to such Lessor Risk Amount; (ii) Lessee shall make the Equipment available to the Purchaser in the same manner and in the same condition and otherwise in accordance with this Lease as if delivery were made to Administrative Agent pursuant to Article IX, (iii) such Purchaser shall pay the sale proceeds in immediately available funds to Administrative Agent for the benefit of Lessors, to be distributed as provided in the next paragraph of this Section, (iv) Lessee shall pay to Administrative Agent, for the benefit of Lessors, in immediately available funds (x) all accrued unpaid Rent and all other amounts, if any then due and owing under this Lease, and (y) an amount equal to the excess, if any, of (A) the Lease Balance as of the Termination Date over (B) the sale proceeds (but in no event shall such amount payable by Lessee under this clause (y) exceed the Lessee Risk Amount), to be distributed as provided in the next paragraph of this Section, (v) title to such Equipment shall be transferred to such Purchaser, free and clear of Lessor Liens, and (vi) Administrative Agent, on behalf of Lessors, shall execute and deliver to Purchaser such documents as may be reasonably required to release such Equipment from the terms and scope of this Lease (without representations or warranties, except that such Equipment is free and clear of Lessor Liens), in such form as may be reasonably requested by Purchaser.

         Sales proceeds referred to in clause (iii) of the preceding paragraph and other amounts referred to in clause (iv)(y) of the preceding paragraph shall be distributed as follows, provided that if ABN AMRO Bank N.V.'s proportionate share of the Total Commitment increases or decreases from its current Commitment of fifteen percent (15%), a corresponding adjustment shall be made to the percentages set forth in clauses (a) and (b) below:

                  (a) all sales proceeds up to the Lessor Risk Amount shall be distributed 78.81% to the Lessors (other than ABN AMRO Bank N.V.) (the "Other Lessors") on a pro rata basis, and 21.19% to ABN AMRO Bank N.V.;

                  (b) all sales proceeds in excess of the Lessor Risk Amount (up to the Lessee Risk Amount) and the amount calculated under clause
         (iv)(y) of the immediately preceding paragraph shall be distributed 86.05% to the Other Lessors on a pro rata basis, and 13.95% to ABN AMRO Bank N.V.; and

                  (c) all sales proceeds remaining after payment of the Lease Balance, plus all Rent and other amounts due and payable under this Lease and any other Operative Agreement, shall be distributed to Lessee.

         If (x) Administrative Agent does not receive any bid in excess of the aggregate Lessor Risk Amount from a Qualified Purchaser or Administrative Agent does not accept any bids received for less than the Lessor Risk Amount prior to the Termination Date, Lessee shall have the option to, or (y) the proposed sale to the Purchaser is not consummated prior to the Termination Date, Lessee shall be required to, purchase such Equipment by paying to Administrative Agent within ten (10) Business Days of the Termination Date, in immediately available funds in an amount equal to the Lease Balance as of the Termination Date. In the event Lessee exercises such option or is so required to purchase such Equipment, Lessee shall also pay to Administrative Agent (i) all accrued unpaid Rent payable on such Termination Date; (ii) the pro rata Variable Rent from the Termination Date to the date of such purchase; and (iii) all other fees and expenses and other amounts then due and payable pursuant to this Lease and the other Operative Agreements. If Lessee has the option to, but does not so elect to, purchase all of the Equipment pursuant to the immediately preceding sentence, Lessee shall pay to Administrative Agent an amount equal to (i) the Lessee Risk Amount plus (ii) the indemnity for Excessive Use set forth in Section 7.2 of the Participation Agreement; Administrative Agent shall retain title to such Equipment and Lessee shall return such Equipment to Administrative Agent in accordance with Article IX.


                                   ARTICLE XII

                          Ownership, Grant of Security
                    Interest to Lessor and Further Assurances

         Section 12.1 Grant of Security Interest. Lessee hereby assigns, grants and pledges to Administrative Agent, for the benefit of the Lessors, a security interest in all of Lessee's right, title and interest, whether now or hereafter existing or acquired, in the Collateral, to secure the payment and performance of all obligations of Lessee now or hereafter existing under this Lease or any other Operative Agreement. Lessee shall, at its expense, do any further act and execute, acknowledge, deliver, file, register and record any further documents which Administrative Agent or any Lessor may reasonably request in order to protect its title to and perfected security interest in the Collateral, subject to no Liens other than Permitted Liens, and Administrative Agent's rights and benefits under this Lease. Lessee shall promptly and duly execute and deliver to Administrative Agent such documents and assurances and take such further action as Administrative Agent or any Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and the other Operative Agreements, to establish and protect the rights and remedies created or intended to be created in favor of Administrative Agent hereunder and thereunder, and to establish, perfect and maintain the right, title and interest of Administrative Agent, for the benefit of the Lessors, in and to the Collateral, subject to no Lien other than Permitted Liens, or of such financing statements or fixture filings or other documents with respect hereto as Administrative Agent or any Lessor may from time to time reasonably request, and Lessee agrees to execute and deliver promptly such of the foregoing financing statements and fixture filings or other documents as may require execution by Lessee. Without limiting the foregoing, on and after the date Lessee elects or is deemed to have elected the Sale Option, Administrative Agent shall have the unconditional right to demand the execution and delivery by Lessee of bills of sale with respect to the Equipment leased by Lessee or such documentation as may be necessary to cause title to the Equipment to be recorded in the name of Administrative Agent, for the benefit of the Lessors. To the extent permitted by applicable laws, Lessee hereby authorizes any such financing statements and other documents to be filed without the necessity of the signature of Lessee, if Lessee has failed to sign any such instrument within 10 days after request therefor by Administrative Agent or any Lessor. Upon Lessee's request, Administrative Agent shall at such time as all of the obligations of Lessee under this Lease or any other Operative Agreements have been indefeasibly paid or performed in full (other than Lessee's contingent obligations, if any, under Articles VII and VIII of the Participation Agreement), execute and deliver such bills of sale (without representations or warranties, except as to the absence of Lessor Liens), termination statements and other appropriate documentation reasonably requested by Lessee, all at Lessee's expense, to evidence Administrative Agent's transfer of title to and release of its security interest in the Collateral. At such time,

Administrative Agent shall execute and deliver to Lessee such documents as may be reasonably necessary (without representations or warranties, except that the Equipment is free and clear of Lessor Liens) to transfer title to and release Administrative Agent's security interest in the Equipment. Any such sale of the Equipment to either Lessee or a third party shall be on an AS-IS, WHERE-IS basis (without representations or warranties, except that the Equipment is free and clear of Lessor Liens).

         Section 12.2 Retention of Proceeds in the Case of Default. If Lessee would be entitled to any amount (including any Casualty Proceeds or Partial Casualty Proceeds) but for the existence of any Event of Default or Incipient Default, Administrative Agent shall hold such amount as part of the Collateral and shall be entitled to apply such amounts against any amounts due hereunder; provided, that Administrative Agent shall distribute such amount or transfer such Equipment in accordance with the other terms of this Lease if and when no Event of Default is then continuing or Incipient Default exists.

         Section 12.3 Attorney-in-Fact. Lessee hereby irrevocably appoints Administrative Agent as Lessee's attorney-in-fact, with full authority in the place and stead of Lessee and in the name of Lessee or otherwise, from time to time in Administrative Agent's discretion, upon the occurrence and during the continuance of an Event of Default, to take any action (including any action that Lessee is entitled to take) and to execute any instrument which Administrative Agent or the Required Lessors may deem necessary or advisable to accomplish the purposes of this Lease (subject to any limitations set forth in the Operative Agreements), including, without limitation:

         (a) to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for money due and to become due under or in connection with the Collateral;

         (b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with the foregoing clause (a);

         (c) to file any claim or take any action or institute any proceedings which Administrative Agent may deem to be necessary or advisable for the collection thereof or to enforce compliance with the terms and conditions of any Collateral; and

         (d) to perform any affirmative obligations of Lessee hereunder.

Lessee hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 12.3 is irrevocable and coupled with an interest.

         Section 12.4 Release of Liens. Upon the replacement or substitution of any item of Equipment or Part or Sublease, or the payment of all amounts required pursuant to Section 6.1 in connection with a Casualty, in each case in compliance with the applicable provisions of the Lease, such Equipment or Part or Sublease shall be released from the security interest created hereunder as provided in Section 5.4(b) or (c).

                                  ARTICLE XIII

                                  Miscellaneous

         Section 13.1 No Waiver. No delay or omission in the exercise of any right, power or remedy accruing to Administrative Agent and/or the Lessors upon any breach or default of Lessee hereunder shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein or of or in any similar breach or default thereafter occurring, nor shall any single or partial exercise of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent or the Lessors of any breach or default under this Lease must be specifically set forth in writing and must satisfy the requirements set forth in Article X of the Participation Agreement with respect to approval by Administrative Agent or the Lessors.

         Section 13.2 Survival of Covenants. All claims pertaining to the representations, warranties and covenants of Lessee under Articles II, III, IV, V, VI, VII, X, XI and XIII shall survive the termination of this Lease to the extent such claims arose out of events occurring or conditions existing prior to any such termination.

         Section 13.3 APPLICABLE LAW. THIS LEASE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
THE CONFLICT-OF-LAWS PROVISIONS THEREOF.

         Section 13.4 Effect and Modification of Lease. No variation, modification, amendment or waiver of this Lease, including any schedules or exhibits hereto, or any other Operative Agreement to which Administrative Agent or any Lessor is a party shall be valid unless the same shall have been entered into in accordance with Article X of the Participation Agreement.

         Section 13.5 Notices. All notices, demands, requests, consents, approvals and other instruments hereunder shall be in writing and shall be deemed to have been properly given if given as provided for in Section 11.4 of the Participation Agreement.

         Section 13.6 Counterparts. This Lease has been executed in several counterparts. One counterpart has been prominently marked "Administrative Agent's Copy." Only the counterpart marked "Administrative Agent's Copy" shall evidence a monetary obligation of or shall be deemed to be an original or to be chattel paper for purposes of the Uniform Commercial Code, and such copy shall be held by Administrative Agent.

         Section 13.7 Severability. Whenever possible, each provision of this Lease shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Lease shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

         Section 13.8 Successors and Assigns: Benefit of Agreement. This Lease shall be binding upon each of the parties hereto and, subject to Sections 13.9 and 13.10 hereof, its respective successors and assigns, and shall inure to the benefit of each of the parties hereto and its respective successors and permitted assigns.

         It is expressly understood and agreed that Administrative Agent is entering into this Lease for the benefit of the Lessors, who are third party beneficiaries of this Lease and each Lease Supplement.

         Section 13.9 Assignment by Administrative Agent. Administrative Agent shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person except as permitted or required by the Participation Agreement.

         Section 13.10 Assignment by Lessee. Lessee shall not sell, assign, transfer or otherwise dispose of its rights or delegate its obligations under this Lease to any other Person, except as permitted or required by Section 5.2 hereof or the Participation Agreement. Notwithstanding the foregoing, Administrative Agent, on behalf of Lessors, acknowledges and agrees that (i) Lessee intends to transfer its gas compression business after the Initial Delivery Date to a joint venture entity to be formed with General Electric Capital Corporation or an Affiliate thereof (the "Transferee") as previously disclosed to Lessors (the "Business Transfer") and that the Business Transfer will involve transfer of the Equipment and Lessee's rights and obligations under the Operative Agreements to the Transferee, and (ii) Administrative Agent and Lessors intend to permit such a transfer provided that: (A) no Event of Default has occurred and is continuing or will result therefrom, (B) the Transferee assumes the obligations of Lessee under the Operative Agreements and makes representations and warranties to Administrative Agent and Lessors similar to those made by Lessee in the Operative Agreements pursuant to an instrument satisfactory to Lessors, (C) the structure of the Business Transfer and the Transferee will be as has been previously represented to Administrative Agent and Lessors by Guarantor and (D) Lessee, Transferee and Guarantor, as applicable, enter into such amendments to, and affirmations of their obligations under, the Operative Agreements (including amendments to, and filings of, applicable UCC financing statements) as Administrative Agent and Lessors shall reasonably request in order to effectively carry out the terms of the Business Transfer and protect the interests of Administrative Agent and Lessors in the Collateral and under the Operative Agreements.

         Section 13.11 Jury Trial. THE PARTIES WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY RELATED DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY

RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY RELATED DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         Section 13.12 Section Headings; Table of Contents. Section headings and the table of contents used in this Lease (including the schedule) are for convenience of reference only and shall not affect the construction of this Lease.

         Section 13.13 Final Agreement. THIS LEASE, TOGETHER WITH THE OTHER OPERATIVE AGREEMENTS, REPRESENTS THE ENTIRE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THE LEASE AND THE OTHER OPERATIVE AGREEMENTS. THIS LEASE CANNOT BE MODIFIED, SUPPLEMENTED, AMENDED, RESCINDED OR CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES, EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO IN ACCORDANCE WITH THE TERMS OF THE PARTICIPATION AGREEMENT. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 13.14 Timeliness of Performance. The provisions of Articles VIII and XI pertaining to the delivery of notice and the performance of certain events on dates required by Articles VIII and XI are to be strictly adhered to by the parties hereto.



                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Lease to be executed and delivered as of the date first above written.



                                       WEATHERFORD ENTERRA
                                       COMPRESSION COMPANY, L.P., as Lessee


                                       By: /s/ Curtis W. Huff
                                           -------------------------------
                                       Name Printed: Curtis W. Huff
                                                    ----------------------
                                       Title:  Senior Vice President and
                                               Secretary
                                             ------------------------------

                                       ABN AMRO BANK N.V., as Administrative
                                       Agent for the Lessors


                                       By: /s/ Elizabeth B. McClellan
                                           ---------------------------------
                                       Name Printed: Elizabeth B. McClellan
                                                    ------------------------
                                       Title: Vice President
                                             -------------------------------


                                       By: /s/ Laurie D. Flom
                                           ---------------------------------
                                       Name Printed:  Laurie D. Flom
                                                    ------------------------
                                       Title: Vice President
                                             -------------------------------

                               SCHEDULE I TO LEASE

                                    Equipment




See attached.

                               EXHIBIT A TO LEASE

                           [FORM OF LEASE SUPPLEMENT]
                                LEASE SUPPLEMENT


         LEASE SUPPLEMENT dated as of December 8, 1998 (this "Lease Supplement") between WEATHERFORD ENTERRA COMPRESSION COMPANY, L.P., a Delaware limited partnership (the "Lessee"), and ABN AMRO BANK N.V., a bank organized under the laws of the Netherlands (the "Administrative Agent"), as Administrative Agent for the Lessors;

                              W I T N E S S E T H:

         WHEREAS, Lessee and Administrative Agent have heretofore entered into that certain Master Lease Intended as Security dated as of December 8, 1998 (the "Lease"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Lease; and

         WHEREAS, the Lease provides for the execution and delivery of Lease Supplements substantially in the form hereof for the purpose of confirming the acceptance and lease of certain Equipment, specifying the Rent applicable to such Equipment and setting forth certain other matters, all as required pursuant to the Lease;

         NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Administrative Agent and Lessee hereby agree as follows:

         1. Inspection and Approval. Lessee hereby acknowledges and confirms that it has inspected and approved the Equipment set forth on Schedule I hereto for all purposes of the Lease and the other Operative Agreements and, as between the Lessors and Lessee, such Equipment complies in all material respects with the specifications for such Equipment, is in good working order, repair, condition and appearance, and without defect therein with respect to design, manufacture, conditions, operation and fitness for use or in any other respect, whether or not discoverable by Lessee as of the date hereof. Lessee reaffirms, as to the Equipment set forth in Schedule I, each of the waivers, acknowledgments and agreements of Lessee set forth in Section 4.1 of the Lease.

         2. Delivery and Acceptance. Administrative Agent hereby confirms delivery and lease to Lessee on the applicable Delivery Date under the Participation Agreement, and Lessee hereby confirms acceptance of delivery and lease from Administrative Agent under the Lease as hereby supplemented, of the Equipment listed on Schedule I hereto.


                                  Exhibit A-(1)

         3. Warranty. Lessee hereby represents and warrants that no event which would constitute a Casualty under the Lease has occurred with respect to the Equipment set forth on Schedule 1 hereto as of the date hereof. Lessee hereby reaffirms each of the representations and warranties set forth in Section 5.1 of the Participation Agreement as if made on the date hereof (except for such representations and warranties as are by their express items limited to a specific date), including that the items of Equipment set forth on Schedule I hereto are free and clear of all Liens other than Permitted Liens.

         4. Term. The term of this Lease Supplement shall commence on the date hereof and end on the Termination Date.

         5. Rent. On each Payment Date during the Base Period and during each Renewal Term, Lessee shall pay to Administrative Agent, for the benefit of the Lessors, the amount of the Fixed Rent, if any, and the applicable amount of Variable Rent.

         6. Confirmation. Lessee hereby confirms its agreement, in accordance with the Lease as supplemented by this Lease Supplement, to pay Rent to Lessor, for each item of Equipment leased hereunder. Nothing herein shall reduce Lessee's obligation to make all other payments required under the Lease, including those payments to be made on the last day of the Lease Term pursuant to Article XI of the Lease.

         7. Incorporation into Lease. This Lease Supplement shall be construed in connection with and as part of the Lease, and all terms, conditions and covenants contained in the Lease, as supplemented by this Lease Supplement, shall be and remain in full force and effect and shall govern the Equipment described on Schedule I hereto.

         8. References. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution and delivery of this Lease Supplement may refer to the "Master Lease Intended as Security, dated as of December 8, 1998," or may identify the Lease in any other respect without making specific reference to this Lease Supplement, but nevertheless all such references shall be deemed to include this Lease Supplement, unless the context shall otherwise require.

         9. Counterparts. This Lease Supplement may be executed in any number of counterparts, each executed counterpart constituting an original but all together one and the same instrument.

         10. GOVERNING LAW. THIS LEASE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


                                  Exhibit A-(2)

                            [signature page follows]

                                  Exhibit A-(3)

         IN WITNESS WHEREOF, the parties hereto have caused this Lease Supplement to be duly executed and delivered on the day and year first above written.

WEATHERFORD ENTERRA                    ABN AMRO BANK N.V.,
COMPRESSION COMPANY, L.P.,             as Administrative Agent for the Lessors
as Lessee

By: /s/ Curtis W. Huff                 By: /s/ Elizabeth B. McClellan
   ---------------------------            ----------------------------------
Name Printed: Curtis W. Huff           Name Printed: Elizabeth B. McClellan
             -----------------                      ------------------------
Title: Senior Vice President           Title: Vice President
       and Secretary                         -------------------------------
      ------------------------
                                       By: /s/ Laurie D. Flom
                                          ----------------------------------
                                       Name Printed: Laurie D. Flom
                                                    ------------------------
                                       Title: Vice President
                                             -------------------------------

                                  Exhibit A-(4)

                                   SCHEDULE I
                               TO LEASE SUPPLEMENT


Equipment Purchased by
Administrative Agent on
behalf of Lessors and Subject
to this Lease Supplement                             Purchase Price
-----------------------------                        --------------

